Exhibit (j)

           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM

We consent to the references to our firm under the captions "Independent Registered Public Accounting Firm" and "Financial Statements" in the Tax-Exempt California Money Market Fund Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 27 to the Registration Statement (Form N-1A, No. 33-12938) of our report dated November 21, 2007, on the financial statements and financial highlights of the Tax-Exempt California Money Market Fund included in Fund's Annual Report dated September 30, 2007.

                                                     /s/ ERNST & YOUNG LLP



Boston, Massachusetts
August 21, 2008